Exhibit 10.59

Notice of Grant of Stock Options	ESS TECHNOLOGY, INC
and Option Agreement	ID: 94-2928582
48401 Fremont Boulevard
Fremont, CA 94538
(510) 492-1088

[Name of Optionee]	Option Number:
[Address of Optionee]	Plan: 97
ID:

Effective [Grant Date], you have been granted a(n) [Incentive Stock Option] [Non-Qualified Stock Option] to buy [Number] shares of ESS TECHNOLOGY, INC. (the “Company”) stock at $[Option Price] per share.

The total option price of the shares granted is $[Total Grant Price].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

ESS TECHNOLOGY, INC.	Date

[Name of Optionee]	Date

Date:

Time:

ESS TECHNOLOGY, INC.

1997 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

     1. Grant of Option. ESS Technology, Inc., a California corporation (the “Company”), hereby grants to the Optionee (the “Optionee”) named in the Notice of Grant of Stock Options and Option Agreement (the “Notice”) an option (the “Option”) to purchase the total number of shares of Common Stock set forth in the Notice (the “Shares”) at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Notice, this Agreement and the ESS Technology, Inc. 1997 Equity Incentive Plan (the “Plan”) adopted by the Company (which is incorporated in this Agreement by reference.) Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan. This Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice.

     2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

     Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the vesting schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

        (a) Right to Exercise.

            (i) This Option may not be exercised for a fraction of a share.

            (ii) In the event of Optionee’s death, disability or other termination of service, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

            (iii) In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

        (b) Method of Exercise.

            (i) This Option shall be exercisable by delivering to the Company a written notice of exercise (in the form attached as Exhibit A or in any other form of notice approved by the Plan Administrator) which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

            (ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

            (iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

     4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

        (a) cash or check; or

        (b) delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price; or

        (c) surrender of other Shares of Common Stock of the Company that:

            (i) either have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and

            (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

     5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the termination periods set forth below, the Option shall terminate in its entirety. In no event, may the Option be exercised after the Expiration Date of the Option as set forth in the Notice.

        (a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s disability or death, Optionee may, but only within 90 days of the Termination Date, exercise this Option to the extent Optionee was entitled to exercise it as of the Termination Date.

        (b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

            (i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six months from the Termination Date, exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date.

            (ii) Death of Optionee. In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty days after Optionee’s Termination Date, the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option as of the Termination Date.

     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     7. Tax Consequences. Below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a) Incentive Stock Option.

            (i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one year after exercise and are disposed of at least two years after the Option grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

            (ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

        (b) Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal tax purposes.

     8. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan, the Notice and this Agreement and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Notice and the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The

Option, including the Plan and the Notice, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

     9. No Additional Employment Rights. Optionee understands and agrees that the vesting of Shares pursuant to the vesting schedule is earned only by continuing as an Employee or Consultant at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon Optionee any right with respect to continuation as an Employee or Consultant with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

EXHIBIT A

NOTICE OF EXERCISE

To:	ESS Technology, Inc.
Attn:	Stock Option Administrator
Subject:	Notice of Intention to Exercise Stock Option

     This is official notice that the undersigned (“Optionee”) intends to exercise Optionee’s option to purchase                     shares of ESS Technology, Inc. Common Stock, under and pursuant to the Company’s 1997 Equity Incentive Plan, the Stock Option Agreement and the Notice of Grant of Stock Options and Option Agreement dated                     , as follows:

Grant Number:

Date of Purchase:

Number of Shares:

Purchase Price:

Method of Payment
of Purchase Price:

Social Security No.:

The shares should be issued as follows:

Name:

Address:

Signed:

Date: